UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 30, 2004

                        WIRELESS AGE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                      001-313338             98-0336674
State or other jurisdiction of           (Commission           (IRS Employer
Incorporation or organization             File No.)          Identification No.)

13980 Jane Street, King City, Ontario, Canada,                      L7B 1A3
   (Address of principal executive offices)                        (Zip Code)

                                 (905) 833-0808
              (Registrant's telephone number, including area code)


              (Former name, former address and former fiscal year,
                          if changed since last report)

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Item 2. Acquisition or Disposition of Assets

On July 30, 2004, Wireless Age Communications, Inc. (the "Company"), entered into a Share Purchase Agreement (the "Agreement") with A. Bruce Cameron, E. Rose Steinke, Quasar Paging Ltd., Quasar Communications Ltd., Car-Jen Holdings Ltd., Thomas Communications Ltd., I. Toombs & Sons Homes Ltd., Clarence Knippel, Lydia Knippel, Alan Villett, and Robert C. King (collectively the "Sellers") pursuant to which the Company acquired all of the issued and outstanding common shares of Marlon Distributors Ltd. ("Marlon Distributors") and its wholly owned subsidiary Marlon Recreational Products Ltd. ("Marlon Recreational")

Marlon Distributors distributes wireless communications products, including two way radios, antennas and accessories, in western Canada. Marlon Recreational distributes recreational products, including boats, trailers and various motorized products, in Western Canada. Marlon Distributors also holds the territorial distribution rights to Midland land mobile radio products in most of western Canada.

Consolidated revenues were approximately $2.4 million (CDN$3.2 million) during the year ended December 31, 2003. Consolidated assets, as at December 31, 2003, totaled $1.9 million (CDN$2.5 million) and consolidated liabilities were approximately $750,000 (CDN$995,000.) The net book value of the consolidated businesses was approximately $1.15 million at December 31, 2003.

A copy of the Share Purchase Agreement is set forth as Exhibit 99.1 to this Current Report on Form 8-K.

The following is a summary of the terms of Agreement:

The Company issued:

            (a) 1,325,000 shares of its common stock to the Sellers for all of the issued and outstanding common shares of Marlon Distributors Ltd., and

            (b) 150,563 shares of its common stock in repayment of certain Seller loans totaling CAD$245,716 to Marlon Distributors.

In addition the Company agreed to file a Registration Statement with the United States Securities and Exchange Commission within 90 days of closing date that includes 813,063 of the Sellers shares, 662,500 arising from the acquisition of the Marlon Distributors shares and 150,563 arising from Seller loan repayments.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)   Financial Statements of Businesses Acquired.

            The financial statements for the Acquired Businesses required by
            Item 7(a) will be filed by October 14, 2004.

      (b)   Pro Forma Financial Information.

            Any pro forma financial information required pursuant to Article 11 of Regulation S-X with respect to the Acquired Businesses will be filed by October 14, 2004.

      (c)   (c) Exhibits

      99.1 Form of Share Purchase Agreement, as executed among A. Bruce Cameron,
E. Rose Steinke, Quasar Paging Ltd., quasar Communications Ltd., Car-Jen Holdings Ltd., Thomas Communications Ltd., I. Toombs & Sons Homes Ltd., Clarence Knippel and Lydia Knippel (jointly), Alan Villett, Robert C. King and Wireless Age Communications, Inc., dated July 30, 2004, with respect to the purchase of all issued and outstanding shares of Marlon Distributors Ltd.

                            (Signature Page Follows)

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: August 16, 2004

                                             WIRELESS AGE COMMUNICATIONS, INC.


                                             By /s/ Gary Hokkanen
                                                --------------------------------
                                                Gary N. Hokkanen
                                                Chief Financial Officer